Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Weston M. Hicks, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer Alleghany Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	/s/ Karen Brenner	Director
Name: Karen Brenner

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	/s/ Ian H. Chippendale	Director
Name: Ian H. Chippendale

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	/s/ John G. Foos	Director
Name: John G. Foos

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	Jefferson W. Kirby	Chairman of the Board and Director
Name: Jefferson W. Kirby

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	/s/ William K. Lavin	Director
Name: William K. Lavin

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	/s/ Phillip M. Martineau	Director
Name: Phillip M. Martineau

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	/s/ Lauren M. Tyler	Director
Name: Lauren M. Tyler

In witness whereof I have hereunto signed my name this 6th day of May, 2020.

By:	/s/ Raymond L.M. Wong	Director
Name: Raymond L.M. Wong